FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
   -------

OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE

DAN  M.  PETERS
                                 April 12, 2004





Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  DC   20549


ATTENTION  CHERIE  CASPER  BENNETT

                         Re: Form SB-2 registration statement filed by The KingThomason Group, Inc.
                                 Commission  File  No.  333-105698

Gentlemen:

     The  captioned  registration   statement  was  declared  effective  by  the
Commission at 4:30 PM on June 10, 2003. We have made changes in the registration statement and submit Post-Effective Amendment No. 3 for filing herewith.

     All changes made were to substitute the registrant's audited financial statements for the FYE December 31, 2003 for the audited financial statements for the FYE December 31, 2002, to remove the for the interim (unaudited) financial statements for the third quarter ended 09-30-03 and make the corresponding  changes  in  the  MD&A.

     Please contact the undersigned regarding any questions concerning the above. You are requested to communicate with me either by telephone (405-235-2575) or, in the instance of written communications, by fax (405-232-8384) followed by a mailed copy of the faxed transmissions, or by e-mail (kenan@ftpslaw.com).

                              Sincerely,


                              /s/Thomas J. Kenan
                              Thomas  J.  Kenan
                              e-mail:  kenan@ftpslaw.com

Enclosure

cc:  T.E.  King  III
     Hamid  Kabani,  C.P.A.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         Commission File No. 333-105698


                  POST-EFFECTIVE AMENDMENT NO. 3 TO FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          The KingThomason Group, Inc.
                 (Name of small business issuer in its charter:

      Nevada                          6411                       73-1602395
 --------------               --------------------             --------------
   (state  of                 (Primary  SIC number             (IRS  Employer
 incorporation)                                                 I.D.  Number)

  2600 Old Crow Canyon Road, #201, San Ramon, CA 94583 Telephone 925-905-5630
    ------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

  2600 Old Crow Canyon Road, #201, San Ramon, CA 94583 Telephone 925-905-5630
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

    Capitol Document Services, Inc., 202 S. Minnesota Street, Carson City, NV
                             Telephone 775-884-0490
     ------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
              Thomas J. Kenan, Esq., Fuller, Tubb, Pomeroy & Stokes
                      201 Robert S. Kerr Avenue, Suite 1000
                            Oklahoma City, OK 73102
                             Telephone 405-235-2575

Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     Calculation  of  Registration  Fee

   Title  of                         Proposed      Proposed
  each  class                        maximum       maximum
 of  securities        Amount       offering       aggregate      Amount  of
    to  be             to  be          price       offering      registration
  registered         registered      per  unit      price            fee
 --------------    --------------    ---------     ---------     ------------
 Common  Stock         867,429        $ (1)         $ (1)            $41.46 (1)

(1) These shares are to be offered by nine selling shareholders from time to time at fluctuating market prices. The registration fee for these shares is based on the average of a bid price of $0.16 and an ask price of $0.24 on May 27, 2003 on the OTC Bulletin Board. Reg. 230.457(c).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                                      PROSPECTUS



                          THE KINGTHOMASON GROUP, INC.

                         867,429 Shares of Common Stock

     867,429 shares of Common Stock are being offered by fourteen selling security holders. None of the proceeds of sale will go to the company. All proceeds will go to the selling security holders and for the payment of their brokerage commissions.

     The selling security holders will offer the 867,429 shares from time to time in the over-the-counter market through brokers at fluctuating market prices.



                           --------------------------
               Our Common Stock trades on the OTC Bulletin Board.
                          Its trading symbol is "KGTH".
                           --------------------------



The  purchase  of  these  shares          Neither  the  Securities and  Exchange
involves  a  high  degree  of risk.       Commission  nor  any state  securities
See "Risk Factors,"  beginning  on        commission has approved or disapproved
page  1.                                  these   securities  or  determined  if
                                          this offering  memorandum  is truthful
                                          or complete.   Any  representation  to
                                          the contrary is a criminal  offense.


                          The KingThomason Group, Inc.
                          2600 Crow Canyon Road, #201
                              San Ramon, CA 94583
                             Telephone 925-905-5630

                                April ___, 2004

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Summary                                                                      1

Risk  Factors                                                                1
     1.     We  have  no  history  of  profitable  operations.               1
     2.     It  is  likely  that  trading  in  our  stock  will
            be  volatile and  limited.                                       2
     3.     Our  success  may  depend  on  our  ability to
            retain key personnel.                                            2
     4.     Should  a  change  in  management  seem  necessary,
            it  will be  difficult  for  the  non-management
            shareholders to  do  this.                                       2
     5.     We  do  not  intend  to  pay  dividends.                         2
     6.     We  indemnify  most  acts  of  our  officers  and  directors.    2

Use  of  Proceeds                                                            2

Determination  of  Offering  Price                                           3

The  Selling Security Holders                                                3

Plan  of  Distribution                                                       3

Legal  Proceedings                                                           4

Directors,  Executive  Officers,  Promoters  and  Control  Persons           4

Security  Ownership  of  Certain  Beneficial  Owners  and  Management        8

Description  of  Securities                                                  9
     Common  Stock                                                           9
          Voting  Rights                                                     9
          Dividend  Rights                                                   9
          Liquidation  Rights                                                9
          Preemptive  Rights                                                10
          Registrar and Transfer Agent                                      10
          Dissenters'  Rights                                               10
     Preferred  Stock                                                       10

Interest  of Named Experts and Counsel                                      10

Indemnification                                                             11

Description  of  Business                                                   12

     Business  Development                                                  12
     Our  Business                                                          12
          Revenue  by  Sectors                                              14
          Distribution  Methods                                             14
          Dependence  on Major Customers or Suppliers                       14
          Patents,  Trademarks and Licenses                                 14
          Government  Approval  of  Principal  Products  or  Services       14
          Government  Regulations                                           15
          Research  and  Development                                        15
          Environmental  Laws                                               15
          Employees                                                         15
          Seasonality                                                       15

Management's  Discussion  and Analysis                                      15
     Overview                                                               15
     Results  of  Operations                                                15
     Outlook                                                                16
     Balance  Sheet  Items                                                  16
     Liquidity  and  Capital Resources                                      17

     Results  of  Operations                                                16
     Liquidity  and  Capital  Resources                                     17
     Outlook                                                                17

Description  of  Properties                                                 18

Certain  Relationships  and  Related  Transactions                          18
     Transactions  with Promoters                                           18
     KingThomason's Transactions with Management                            20

Market  for  Common  Equity  and  Related  Stockholder  Matters             20
     Holders                                                                20
     Dividends                                                              20

Penny  Stock  Regulations                                                   20

Executive  Compensation                                                     22
     Stock  Options                                                         22
     Directors                                                              23
     Employment  Contracts                                                  23

Changes  in  and  Disagreements  with  Accountants  on  Accounting
and  Financial  Disclosure                                                  23

Reports  to Security Holders                                                24

Legal  Matters                                                              24

Financial Statements                                                        25

                                    SUMMARY

     The Company. Our company, The KingThomason Group, Inc., creates, develops and markets high-margin, proprietary, insurance and financial service products for underdeveloped niche markets. A significant portion of our available resources are presently allocated to bringing to market -

     -  our  Basic  Major  Medical  Plan  and

     -  our  Medical  Accounts  Receivable  Credit  Card  Program.

We have agreements with two physicians' associations to market our Medical Accounts Receivable Credit Card Program to their doctors. The associations are-

     - Los Angeles Foundation for Medical Care (through its agent, Cal-Centurion Management Insurance Services), an organization with 9,000 physician members and 80 hospital members, whose members currently have approximately $1.4 billion in outstanding accounts receivable of which approximately 75 percent are less than one year old, and

     - The IPA Association of America, an organization with approximately 330,000 physician members.

       We  have  directed  our  efforts  since  our  founding  in  1998:

       -  to  organizing  and  financing  our  company,

       -  to developing our  insurance  and  financial  services  products,  and

       - to entering into agreements with other companies or associations that we believe will assist us in marketing our products.

                                  RISK FACTORS

     The following principal factors make the offering described herein speculative and one of high risk. An investment in the shares offered herein should not be made by persons who cannot afford the loss of their entire investment.

     1.  We  have  no  history  of  profitable  operations.
         --------------------------------------------------

          Our company is a development stage corporation. It was organized in 1998 and is not today operating at a profit. There can be, and is, no assurance that profitable operations can be achieved or, if achieved, maintained.

     2.  It is likely that trading in our stock will be volatile and limited.
         --------------------------------------------------------------------

          Our common stock is listed on the OTC Bulletin Board. It currently trades at less than $5 a share, which makes it a so-called "penny stock." This subjects broker-dealer firms to certain restrictions and a strict regimen if they recommend the stock to certain of their customers. Because of these restrictions, trading in the stock is likely inhibited and a shareholder's ability to resell the stock in the stock market could be limited, which itself could tend to further inhibit the creation of market interest in the stock and act as a depressant on its price in the stock market. See "Penny Stock Regulations."

     3.  Our  success  may  depend  on  our  ability to retain key personnel.
         --------------------------------------------------------------------

          We are reliant on the continued services of several key personnel, and the loss of any of them could have a materially adverse effect on the future operations of the company. These persons are T.E. King III, president and chief financial officer; Hume A. "Tom" Thomason, corporate secretary and a director; Ralph Mele, chief operating officer; and Richard Michel, a director of our KingThomason Credit Cards Services, Inc., subsidiary. There can be no assurance that the loss of key personnel will not materially and adversely affect our operations and, particularly, our expansion. See "Management Information - Directors, Executive Officers and Significant Employees."

     4.  Should a  change in management seem necessary, it will be difficult for
         -----------------------------------------------------------------------
the  non-management  shareholders  to  do  this.
------------------------------------------------

         The company's officers and directors and their affiliates own approximately 77.6 percent of the common stock of the company and thereby may be able to determine the outcome of any vote affecting the control of the company.

     5.  We  do  not  intend  to  pay  dividends.
         ----------------------------------------

         For the foreseeable future it is anticipated that any earnings which may be generated from operations of the company will be used to finance the growth of our company, and cash dividends will not be paid to holders of the common stock.

     6.  We  indemnify  most  acts  of  our  officers  and  directors.
         -------------------------------------------------------------

         Pursuant to the Nevada Business Corporation Act, under most circumstances the company's officers and directors may not be held liable to the company or its shareholders for errors in judgment or other acts or omissions in the conduct of the company's business unless such errors in judgment, acts or omissions constitute fraud, gross negligence or malfeasance.

                                USE OF PROCEEDS

     All proceeds from the sale of the 98,900 shares of common stock offered herein will go to the selling security holders for their own personal use after the payment of any brokerage commissions.

                        DETERMINATION OF OFFERING PRICE

     Each of the selling security holders proposes to sell the shares offered herein through broker-dealers at prevailing market prices.

                          THE SELLING SECURITY HOLDERS

     There are fourteem selling security holders of the 867,429 shares of common stock of The KingThomason Group offered hereby. None has had any position, office or material relationship within the past three years with The KingThomason Group or any of its predecessors or affiliates other than the family relationships noted below. The amount of shares of common stock of KingThomason owned by each selling security holder before the offering, the amount to be offered for the security holder's account, and the amount and percentage of the outstanding shares of common stock to be owned after the offering is complete is set forth below.

                                           Amount of Common Stock
                          -------------------------------------------------------
                                                         Owned  After       %  of  Class  to  be
    Selling                 Shares          Shares         Offering        Owned  After  Offering
Security  Holder          Owned  Now       Offered       Is  Complete           Is  Complete
----------------          ----------       -------       ------------      ----------------------
Professional  Sports
John  W.  Barringer         22,500           22,500               0                0
Michael  Bartrum            14,286           14,286               0                0
The InvestLinc Group, LLC  150,000          150,000               0                0
E. Kaye Love Revocable
  Trust  DTD  9/22/95       50,000           50,000               0                0
John F. Love Revocable
  Trust  DTD  9/21/95       50,000           50,000               0                0
Darren  Morris              50,000           50,000               0                0
Robert  Schepman            10,000           10,000               0                0
Swatek Enterprises, Inc.   100,000          100,000               0                0
Robert E. Swatek           100,000          100,000               0                0
Bill  Walker                50,000           50,000               0                0
Albert L. Welsh            350,000          200,000         150,000              1.0
George  Westfall            57,143           57,143               0                0
Gregg  Williamson           10,000           10,000               0                0
Tim  Winton                  3,500            3,500               0                0
------------------------

 (1) Son or daughter of Hume A. Tom Thomason, corporate secretary and a director of the company.

                              PLAN OF DISTRIBUTION

     The selling security holders may effect sales from time to time in transactions through broker-dealers in the over-the-counter market at market prices prevailing at the time of sale. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     The selling security holders and broker-dealers, if any, acting in connection with any such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

     With respect to the plan of distribution for the sale by the selling security holders as stated above,

- if the securities are sold in block transactions and the purchasers wish to resell the securities purchased, such arrangements would need to be described in this Prospectus; and

- if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction in this Prospectus would be required.

     The company has been advised that the selling security holders understand the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are changes to the stated plan of distribution or if additional information as noted above is needed, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

                                LEGAL PROCEEDINGS

     Neither KingThomason nor any of its property is the subject of any pending or threatened judicial proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of the company and a description of the business experience of each.

     Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of the KingThomason Group and of its subsidiaries and a description of the business experience of each.


                KingThomason, Inc. (the Nevada holding company)
                -----------------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 36           President,                   7-00            12-04
                            Chief Financial Officer      7-00            12-04
                            and Director                 7-00            12-04

Hume A. "Tom" Thomason, 62  Secretary and                7-00            12-04
                            Director                     7-00            12-04

William T. Walker, Jr., 67  Director                     4-02            12-04

Arthur Mele, 61             Vice President of            4-02            12-04
                            Communications

                        KingThomason, Inc. (California)
                        -------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 36           Chief Financial Officer,     9-98            12-04
                            Secretary and                9-98            12-04
                            Director                     9-98            12-04

Hume A. "Tom" Thomason, 62  President                    1-04            12-04
                            Director                     9-98            12-04

                      KingThomason Financial Services, Inc.
                      -------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 36           Chief Financial Officer,     4-99            12-04
                            Secretary and                4-99            12-04
                            Director                     4-99            12-04

Hume A. "Tom" Thomason, 62  President                    1-04            12-04
                            Director                     4-99            12-04



                    KingThomason Credit Cards Services, Inc.
                    ----------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 62  Director                     1-00            12-04

T.E. King, III, 36          President,                   1-00            12-04
                            Chief Financial Officer,     1-00            12-04
                            Secretary and                1-00            12-04
                            Director                     1-00            12-04

Richard Michel, 63          Director                     1-01            12-04

     Business  Experience:

     T.E. "Tim" King III. Mr. King received a bachelor of science degree in business administration in 1990 at the University of Southern California. From July 1990 until January 1992 he was a representative of Amplicon Financial, Inc. of Santa Ana, California, a company that leased high-tech hardware and software systems. From January 1992 until July 1992 he was a representative of his father's investment banking company, King & Associates of Los Angeles. From July 1992 until September 1993 he was a foreign exchange department manager of Tokyo International Investments, Ltd. of San Francisco, California. From September 1993 until April 1996 he was a co-founder, director and vice president of G-5 Global Investments of San Francisco, California, a private hedge fund active in the currency markets. From April 1996 until May 1998 he was a district manager of SunAmerica Securities, Inc. of Concord, California, a securities market financial consulting firm. In May 1998 he co-founded KingThomason, Inc. of San Ramon, California and has served as a director and its president since its inception. Mr. King devotes 100 percent of his time to the business of KingThomason.

     Hume A. (Tom) Thomason. Mr. Thomason received a bachelor of science degree in 1965 from Arizona State University. He subsequently pursued graduate studies at the University of Southern California and attended extension courses at LaSalle University and management courses at Harvard College. From 1977 until 1981 he was a vice president of new business development of Angelo, Hawkins & Thomason of Sacramento, California, a property, casualty and life insurance agency. From 1981 until 1983 he was vice president of marketing of Thomas Underly Development Company of Sacramento, California, a commercial real estate development company. From 1984 until 1986 he was an independent insurance agent in Orange County, California, and sold commercial property and casualty, benefits, pension and life insurance products to commercial accounts he developed. From 1987 until 1991 he sold the same type of insurance products to new corporate clients for Sedgwick James and RBH Insurance Brokers of Los Angeles, California. From 1991 until 1994 he was again an independent insurance agent selling the same types of insurance products out of his offices in Los Angeles, California. From 1994 until 1997 he was the vice president of marketing and sales of America China Enterprises, Inc. of San Ramon, California, a company that sells a portfolio of insurance products and financial services in California and in foreign markets. In 1998 he co-founded KingThomason, Inc. and has served as a director and its corporate secretary since its inception. Mr. Thomason devotes 100 percent of his time to the business of KingThomason.




     William T. Walker Jr. - Board of Directors. Bill Walker is an outside director with extensive experience in the investment banking and corporate management arena. During his career he has run his own investment-banking firm, Walker Associates. Additionally, he has served as Executive Vice President, Manager Investment Banking, Member of the Board and Executive Committee, Chairman of the Underwriting Committee at BATEMAN EICHLER, HILL RICHARDS, Partner, Manager of the Syndicate Department and Supervisor of the Institutional Department in the New York headquarters for GLORE FORGAN, WILLIAM R. STAATS & CO. He has been directly involved with and responsible for the financial planning, direction and performance of both the Corporate Finance Departments and the Syndicate Departments. He has consulted with corporations in preparation for public and private offerings and private financing as well as assisted public companies with their financial public relations. He holds a degree from Stanford University, Palo Alto California and Culver Military Academy, Culver Indiana. He also served in the United States Air Force and California Air National Guard.

     Arthur Mele - Director of Communications. Mr. Arthur Mele is uniquely qualified to develop compelling integrated corporate marketing with clear consistent branding and effective messaging. He has extensive marketing and communication experience, with special emphasis on creative problem solving, strategic direction, product positioning and campaign development and management. He has an extensive film and video production background. Most recently Arthur held the Director of Marketing Communications position at ZANTAZ Inc. where he coordinated implemented and managed marketing programs that helped result in the acquisition of several major new customers. Prior to ZANTAZ he was

Creative Director for the Rutherford Bolen Group one of the fastest growing privately held design companies in the Santa Clara Valley where he managed a nine person marketing team responsible for worldwide sales and promotional material. At Campbell-Ewald Advertising, in New York and Los Angeles he held Senior Art Director, Creative Director and Head of Broadcast positions, following that experience Arthur created the Edgewood Knoll Studios, a Los Angeles based Production Company producing major commercials, television programming and feature films. He graduated in 1965 from the University of Michigan School of Architecture and Design, where he majored in information design and communications.

     Richard Michel. Mr. Michel has over 27 years of professional experience in the health insurance industry. After graduating from Syracuse University with a degree in business, he was employed as a medical claims administrator from 1974 to 1988. From 1988 to 1994 he was employed by Ventura County Foundation for Medical Care (California) as its director of marketing and public relations with regard to its managed care and related programs for over 40,000 insured members. From 1994 to the present he has served as the chief executive officer of Ventura County Foundation for Medical Care (California) and coordinated managed care programs serving over 1,500 health care providers. From 1995 to the present he has served also as the chief executive officer of Los Angeles Foundation for Medical Care (California) and coordinated managed care programs serving over 10,000 health care providers. From 1995 to the present he has served also as president of Cal-Centurion Management Insurance Company of Ventura, California and managed its operations with regard to group, individual, fully insured and self-insured health care programs as well as directing its physicians group networks and risk sharing programs. From 1995 to the present he has also served as president of Ventura Insurance Administrators of Ventura, California and served as a third party administrator for local, statewide and national health insurance employer groups. In January 2001 he joined KingThomason as a director of KingThomason Credit Card Services, Inc. Mr. Michel devotes 50 percent of his time to the business of KingThomason.

     No executive officer, director, person nominated to become a director, promoter or control person of our company has been involved in legal proceedings during the last five years such as

     -  bankruptcy,

     - criminal proceedings (excluding traffic violations and other minor offenses), or

     - proceedings permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

     - Nor has any such person been found by a court of competent jurisdiction in a civil action, or the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows information as of December 31, 2003 with respect to each beneficial owner of more than 5 percent of each class of voting stock of the company and to each of the officers and directors of the company individually and as a group:

                                                    No. of Shares     % of Class
                                                    -------------     ----------
T.E.  King  III
2600  Crow  Canyon  Road,  Suite  201
San  Ramon,  CA  94583
                                                       5,793,464          38.5

Hume  A.  ("Tom")  Thomason
2600  Crow  Canyon  Road,  Suite  201
San  Ramon,  CA  94583                                 5,193,463          34.5

Richard  Michel
1275-4  Sea  Cliff  Court
Ventura,  CA  93003                                      131,062           0.9

William  T.  Walker,  Jr.
P.  O.  Box  10684
Beverly Hills, CA 90213                                   50,000             0

Arthur  Mele
4041  West  Lakeshore  Drive
San Ramon, CA 94583                                            0             0

Officers and Directors as a Group (6 persons)         11,167,989          73.9

---------------------------------


                            DESCRIPTION OF SECURITIES

     The company is authorized to issue 40 million shares of Common Stock, $0.001 par value and 10 million shares of Preferred Stock, $0.001 par value. The presently outstanding 16,184,829 shares of Common Stock are fully paid and nonassessable.

Common  Stock
-------------

     Voting Rights. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

     Dividend Rights. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of the company legally available therefor.

     Liquidation Rights. Upon any liquidation, dissolution or winding up of the company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders after distributions are made to the holders of the company's Preferred Stock.

     Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the company.

     Registrar and Transfer Agent. The company's registrar and transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, TX 75034.

     Dissenters' Rights. Under current Nevada law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the company to purchase his shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's certificate of incorporation.

Preferred  Stock
----------------

     The  company  is  also  authorized  to issue 10 million shares of Preferred
Stock,  $0.001  par  value.  No  shares  of  Preferred  Stock  have been issued.

     The Preferred Stock or any series thereof shall have such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

     There are no provisions in the company's charter or bylaws that would delay, defer or prevent a change in control of the company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Thomas J. Kenan is named in the Registration Statement of which this Prospectus is a part as having given an opinion on the validity of the securities offered herein. Mr. Kenan is attributed the ownership of 135,548 shares of common stock of the Company. His spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, which is the record owner of 71,019 of these 135,548 shares of common stock of the company. Mr. Kenan disavows any beneficial interest in the 71,019 shares owned of record by such trust, which were acquired by the trust in a distribution of shares, pro rata, to the shareholders of SuperCorp Inc. in 2001. Mr. Kenan received 14,529 shares of common stock of the company in this same distribution of shares to the shareholders of SuperCorp in 2001. Mr. Kenan is a director and the corporate secretary of SuperCorp. Mr. Kenan received 50,000 shares of common stock of KingThomason in exchange for $20,000 worth of legal services he performed for KingThomason in 2000 and 2001.

                                INDEMNIFICATION

     Under Nevada corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

     With   respect  to   any  criminal  action   or  proceeding,   these   same
indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

     In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

     To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Nevada law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

     Indemnification and payment of expenses provided by Nevada law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any bylaw, agreement, or vote of stockholders or disinterested directors. In such regard, a Nevada corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

     As a result of such corporation law, KingThomason may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

Business  Development.
----------------------

     The KingThomason Group, Inc. was incorporated in Nevada on November 8, 2000. On December 7, 2001 it was the surviving corporation in a merger between it and KingThomason, Inc., which was incorporated in Nevada on July 21, 2000, after nearly three years of planning and product development by its founders, Tom Thomason and T.E. ("Tim") King III. Until December 31, 2000 the founders of KingThomason, Inc. operated through Subchapter S corporations that were created since 1998 and owned the different products and programs that have been developed. (A Subchapter S corporation is a small business corporation whose income, with some exceptions, is not taxed at the corporate level but is passed through and taxed to its shareholders.) On December 31, 2000 the interests of the founders in these Subchapter S corporations were transferred to KingThomason, Inc., which thereby owned 100 percent of the equity in each of its ten subsidiaries. The Subchapter S status of all the corporations in the group was terminated, and on December 7, 2001, the merger between The KingThomason Group, Inc. and KingThomason, Inc. was effected. The historical financial statements of the post-merger company are those of KingThomason, Inc.

Our  Business.
--------------

     We specialize in creating, developing, and marketing, across our divisions, high margin, proprietary, insurance and financial service products for overlooked and/or underdeveloped niche markets. Our proprietary insurance and financial services products accounted for 40 percent of 2000 net revenues, 50 percent of 2001's and 60 percent of 2002's, years principally devoted to research and product development. Now that our TotalRecovery Medical Accounts Receivable Credit Card Program and our SpectraOne Basic Major Medical Plan have come on stream, our proprietary products should exceed 90 percent of 2003's net revenues.

     Our insurance operations operate much as an insurance company but we are not involved directly in the adjudication of claims or issuance of policies. Of significant importance, we assume no insurance underwriting risk. This is made possible through reinsurance treaties. It is affordable because of higher profit margins on our proprietary insurance products. Further, because of our unusual corporate structure, we do not require the traditional large staff and physical facility normally associated with large insurance operations. We can still grow at high rates while recording significantly higher-than-industry profit margins.

     The following is a brief description of our two principal operating divisions:

     1.   KingThomason  Credit  Card  Services
          ------------------------------------

          This is the TotalRecovery Medical Accounts Receivable Credit Card Program that contracts with physicians and hospitals to convert their outstanding patient-pay accounts receivable into performing credit card assets. These assets, once "seasoned" as performing credit cards (a 12-month period), can be readily sold in liquid asset backed securities markets, currently at 118% of par. KingThomason retains 30 percent of the proceeds from the sale of the assets, with 70 percent being paid to the physicians or hospitals. The current contract, with the largest medical foundation in the United States, provides us with a total available market of $1.4 billion in outstanding accounts receivable. We anticipate a 15 percent conversion rate. The program offers a solution that will recover a higher percentage of accounts receivable and in less time than traditional collection agencies. It costs the physicians less and is expected to repatriate the patients with their physicians.

          TotalCare Medical Bill Consolidation Program is a national medical bill consolidation program that allows credit counseling agencies to consolidate their client's medical bills, improve the client's credit, pay off the creditors in 15 months, obtain fair share and get the client out of debt in 36 months. The Program utilizes KingThomason's existing medical receivables credit card platform. TotalCare provides a credit card that easily consolidates all of their medical bills as well as a fair-share payment as a source of revenue for the non-profit CCA's. Forty percent of all the people seeking debt management services have consolidated medical bills exceeding $1000.

     2.   KingThomason  SpectraOne  Basic  Major  Medical  Plan
          -----------------------------------------------------

          This program provides a basic major medical plan to an underserved market of uninsured or underinsured people. It is affordable to a huge market that can't pay for all-inclusive medical insurance but needs more protection than a hospital-only plan with minimal coverage. With $2,000,000 in coverage, the plan offers an affordable alternative to little or no medical insurance. The plan features a simplified application, is easy for an agent to sell, pays a high commission and costs, on average, only fifty percent of an all-inclusive medical insurance plan. The BMMP will be underwritten by Zurich Financial Services Group's Empire Fire and Marine Insurance; A (excellent) rated by A.M. Best, the insurance industry's premier rating company.

     We use the Internet for marketing, communication and informative purposes. Products are not actually sold over the Internet; rather, the Internet presence is to provide general information as well as up-to-date account or product information for current and future clients.

     We often function as a manager of financial and insurance programs and products. We incorporate, into programs or products that we build, insurance and financial product components from other insurance and financial services companies. We then produce marketing materials and market the products, but our insurance division does not assume responsibility for underwriting losses, paying claims, writing policies, and our credit card division extends no credit.

     Our Medical Accounts Receivable Credit Card Program, for instance, employs two financial products -

     -  issuance  of  a  private  labeled,  multi-purpose  Visa Credit Card, and

     - the sale of performing credit card assets at or above par value in the asset backed securities market.

Revenue by Sectors. Our revenues from each of our subsidiaries during 2001, 2002 and 2003 are as follows:

                                                 2001         2002        2003
                                               --------     --------    -------
KingThomason, Inc.                             $103,200     $ 8,744     $19,080
KingThomason Financial Services                $ 85,715     $14,156     $   670
KingThomason Credit Card Services              $      0     $     0     $     0


Distribution  Methods.
----------------------

     We distribute, or in some instances plan to distribute, our products through existing broker networks and our own agents. We distribute our insurance products now through Marsh McClennan, Aon Employee Benefits and Arthur
J.  Gallagher  &  Co.

     Our agents are independent contractors and sell and promote all of our products and services.

Dependence  on  Major  Customers  or  Suppliers.
------------------------------------------------

     We  are  not  dependent  on  one  or  a  few  customers.

     The majority of our insurance commission income to date has come from Jefferson-Pilot Life Insurance Co., but this is because most of the insurance components we have incorporated into our insurance products are Jefferson Pilot's. Jefferson Pilot may change or modify the agreement with proper notification to us. Either party may terminate the agreement by written notification of termination.

     Our securities commission income comes from National Planning Corporation, a Santa Monica, California, broker-dealer firm that processes all our securities business.

Patents,  Trademarks  and  Licenses.
------------------------------------

     We have a Trademark pending for the name SpectraOne, the name of our Basic Major Medical Plan and a Copyright Use Mark for TotalCare and TotalRecovery, our Medical Credit Card Programs. We do not license any of the products we sell that are owned by other companies.

Government  Approval  of  Principal  Products  or  Services.
------------------------------------------------------------

     Because other companies provide the actual insurance that we incorporate into the products we sell, we are only required to be approved as an Agent in Good Standing by the insurance commissions where we sell these products. This approval process is taken care of by insurance companies, not their agents. At present, approval has been obtained in California and Arizona by the insurance companies whose insurance KingThomason sells. The reason for this limited approach is that once approval is obtained outside an agent's home state (here, California), most other states quickly and easily approve one as a sales agent in their state.

Government  Regulations.
------------------------

     The annuities we offer are underwritten by other companies. Any annuities or other estate planning products we offer must comply with certain provisions of the Internal Revenue Code or regulations thereunder if they are to qualify for tax-exempt treatment.

Research  and  Development.
---------------------------

     We have spent approximately $1,500,000 over the last four years in research and development activities with regard to our products. None of this has been borne by our customers.

Environmental  Laws.
--------------------

     We have no direct costs with regard to complying with environmental laws and regulations.

Employees.
----------

     At present we have 3 employees. All other agents, service providers and affiliates in our organization are "independent contractors" or consultants.


Seasonality.
------------

     There  is  no  seasonal  aspect  to  our  business.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere. See "Financial Statements."

     Overview.
     ---------

     The company had no business until it merged on December 7, 2001 with KingThomason, Inc. The financial statements included herein (see "Financial Statements") and the references below to the company's business operations refer also to KingThomason, Inc.'s financial statements and business operations before the merger, to which the company succeeded upon its merger with KingThomason, Inc.


     Results  of  Operations  -  Year  ending  12/31/03  Compared to Year ending
     ---------------------------------------------------------------------------
12/31/02

     King Thomason's revenues for the fiscal year ended December 31, 2003 were slightly below those of the fiscal year ended December 31, 2002 - $19,750 in FY 2003 compared to $22,900 in FY 2002. The reasons for the slight decrease in revenues were two-fold - the general slowing of the economy and the effect it has had on the financial and insurance services industry. Secondly, as stated above, when it became apparent that the prospects for the TotalRecovery Medical Accounts Receivable Credit Card Program and the HealthNext Basic Major Medical Plan were so compelling, management made a strategic decision to de-emphasize all other aspects of the Group and allocate all available resources and manpower toward developing these two products in an effort to bring them both to market at the earliest possible moment.

     Operating expenses decreased 23 percent during FY 2003 as compared with FY 2002. Operating expenses decreased by $149,796 from $649,337 in FY 2002 to $499,541 in FY 2003.

     KingThomason had a net loss of $536,593 for FY 2003, down from a net loss of $632,145 for FY 2002, a $95,552 decrease or a 15 percent decrease. We covered the loss with the sale of stock for $69,050 cash and an increase in accrued expenses of $371,977.


     Outlook
     -------

     During the Fourth Quarter, substantial time and effort were spent getting the new TotalRecovery Medical Accounts Receivable Credit Card Program as well as the unique SpectraOne Basic Major Medical Policy to market. The HealthNext

Basic Major Medical Plan started sales November 1, 2003 and the TotalRecovery Medical Accounts Receivable Credit Card Program has issued its first credit cards. Both are generating significant interest in the marketplace. With both of these proprietary new and unique products in the marketplace being sold, the Company anticipates having an increased cash flow by the end of the third quarter of 2004.

     Two factors will affect the rate of implementation of our business plan. First, the timing of receipt of sufficient funds to completely implement the TotalRecovery Credit Card Program. Second, the sales rate of our HealthNext Basic Major Medical Plan, which began November 1.

     The following table presents, as a percentage of sales, certain selected financial data for each of fiscal years December 31, 2002 and December 31, 2003:

                                                      Fiscal Year Ended
                                                  -------------------------
                                                  12-31-2003     12-31-2002
                                                  ----------     ----------
Sales                                                  100%          100%

Operating expenses                                  (2,529)%       (2,836)%
Income from operations                              (2,429)%       (2,736)%

Non-operating income (expense)                      (2,674)%           11%

Net income (loss) before taxes                      (2,674)%       (2,724)%
Net income (loss) after taxes                       (2,717)%       (2,760)%

     Balance  sheet  items.
     ----------------------

     Current assets of $6,317 on December 31, 2003, compares unfavorably with current liabilities of $833,160 at that time, an unfavorable current ratio of 0.008.

     Liquidity  and  Capital  Resources.
     -----------------------------------

     We are not liquid with $2,822 cash on hand and $3,075 in prepaid expenses at fiscal 2003 year-end and current liabilities of $678,390 owed to unrelated parties. However, we had $99,459 in negative operating cash flow during 2003.
We were able to maintain liquidity only by selling stock in the amount of $69,050. The $100,590 in current liabilities owed to related parties is attributable to four promissory notes, the principal amounts of which are as follows:


Lender                     Relationship to KingThomason     Principal Amount     Interest Rate      Maturity  Date
------------------------------------------------------------------------------------------------------------------
T.E. King III              President  and  Director            $  6,042               6%              05-31-03

Hume A. "Tom  Thomason     Secretary  and  Director            $  3,543               6%              05-31-03

Lloyd Hartzler             Grandfather of T.E. King III        $ 49,000              10%              05-01-03

Jeff  Thomason             Son  of Hume A. Tom Thomason        $ 39,000              10%              07-01-03

It is believed that none of the above lenders will be pressing demands for immediate payment of amounts owed to them. KingThomason plans on raising additional capital later in 2003 through the sale of stock.


     KingThomason's future results of operations and the other forward-looking statements contained in this Offering Circular, in particular the statements regarding projected operations in the present fiscal year, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: the loss of any of several key personnel; unexpected costs in establishing branch offices; the emergence of competition not now detected; and a general economic turndown.


                            DESCRIPTION OF PROPERTIES

     We own no plants or manufacturing equipment, only office furniture, computers and related equipment.

     We have an eighteen-month lease on our office space. It consists of 2,010 square feet. The lease expires January 15, 2005.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions  With  Promoters
-----------------------------

     Our company, The KingThomason Group, Inc. ("the Group") was organized by SuperCorp Inc., an Oklahoma corporation, for the purpose of merging it with KingThomason, Inc. ("KingThomason"), an operating company. SuperCorp bought 1,312,500 shares of the Group at $0.001 a share for the purpose of registering them for SuperCorp's distribution ("Spinoff") of them to its 600 SuperCorp shareholders. An additional 375,000 shares of common stock of the company were purchased at $0.001 a share by T.E. King II, a SuperCorp director and the father of T.E. King III, the president and a director of KingThomason. T.E. King II received these 375,000 shares of common stock of The Group in the capacity of a "finder."

     In  August  2000 the president of KingThomason, T.E. King III, asked Thomas
J. Kenan, Esq., a director and corporate secretary of SuperCorp, if Kenan would accept 50,000 shares of common stock of KingThomason in exchange for $20,000 of the $40,000 legal fees Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 50,000 shares of common stock of KingThomason in exchange for $20,000 of his legal services.

     Both of these two persons, T.E. King II and Thomas J. Kenan, either directly or by attribution, are stockholders of SuperCorp. Each received spinoff shares in the pro rata spinoff distribution. Both of these persons may be deemed to be "promoters" or "insiders" of the company who received benefits from the transaction not received by other SuperCorp stockholders.

     There are other persons that may be deemed to be "promoters" or "insiders" - the officers and other directors of SuperCorp, which persons received shares of The Group pro rata with all other SuperCorp shareholders but which persons assisted in the promotion of the spinoff and merger transactions. The identities of all the insiders and promoters, their positions with The Group and with SuperCorp, the securities of The Group and of KingThomason each owns, and his pro rata receipt of spinoff shares are as follows:

                                                                   Shares Owned Before the Merger
                                                                   -------------------------------
                                                                                                         Shares
                                                                                                     Received in the
  Insider  or  Promoter         Position  with  SuperCorp           The  Group       KingThomason        Spinoff
  ---------------------         -------------------------           ----------       ------------    ---------------
T.E.  King  II               Director  of  SuperCorp                  375,000              0              85,284
Thomas  J.  Kenan            Director and Secretary of SuperCorp            0         50,000              85,284
John E. Adams                Director and President of SuperCorp            0              0              85,284
George W. Cole               Director of SuperCorp                          0              0              87.303
Ronald Wallace               Director of SuperCorp                          0              0              85,284

     None of the persons listed in the table above as an insider or promoter has been, in the last five years -

     - the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer at the time of the bankruptcy or within two years prior to that time,

     - convicted in any criminal proceeding or is now subject to a pending criminal proceeding,

     - subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or

     - found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

KingThomason's Transactions with Management. In 1999 KingThomason borrowed $97,585 for operating capital from two officers and directors of the company and from two family members of such persons. The details of the transactions are set forth above in "Management's Discussion and Analysis - Liquidity and Capital Resources."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     KingThomason 's Common Stock presently trades on the OTC Bulletin Board under the symbol KGTH, having been added to the OTC Bulletin Board on March 11, 2002. The high and low bid and asked prices, as reported by the OTC Bulletin Board, are as follows for 2002 and 2003. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                         High         Low
                                        -----        -----
     2002:
          1st  Qtr                      $            $
          2nd  Qtr                      $0.65        $0.20
          3rd  Qtr                      $0.3         $0.07
          4th  Qtr                      $0.45        $0.1

                                       20

     2003
          1st Qtr                       $0.40        $0.24
          2nd Qtr                       $0.25        $0.13
          3rd Qtr                       $0.15        $0.10

          4th Qtr                       $0.13        $0.10

     Holders. Based on information provided by our transfer agent, the company had 539 shareholders of record of its common stock on March 22, 2004.


     Dividends. The company has declared no dividends on its Common Stock. There are no restrictions that would or are likely to limit the ability of the company to pay dividends on its Common Stock, but it has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its business.

                            PENNY STOCK REGULATIONS

     There is no way to predict a price range within which the company's common stock will trade. We expect trading to commence on the OTC Bulletin Board at a price less than $5 a share. Accordingly, the company's common stock, initially at least, would be subject to the rules governing "penny stocks."

     A  "penny  stock"  is  any  stock  that:

     -  sells  for  less  than  $5  a  share,

     - is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

     - is not a stock of a "substantial issuer." The company is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

     There  are  statutes  and  regulations   of  the  Securities  and  Exchange
Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

          The  Penny  Stock  Suitability  Rule
          ------------------------------------

     Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

     After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

     Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

     The  above  exercise  delays  a   proposed  transaction.   It  causes  many
broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

     The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

     -  transactions  not  recommended  by  the  broker-dealer,

     -  sales  to  institutional  accredited  investors,

     - sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

     - transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

          The  Penny  Stock  Disclosure  Rule
          -----------------------------------

     Another Commission rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

          Effects  of  the  Rule
          ----------------------

     The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

     The company's shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

                             EXECUTIVE COMPENSATION

     The directors of KingThomason Group and its subsidiaries receive no compensation for their services as directors. The officers of KingThomason Group and its subsidiaries received from it an aggregate of $64,250 of compensation in the last fiscal year for their services in all capacities.

     Mr.  King,  our  president,  received  a  salary  in  2002  of  $29,250.

     The following sets forth the remuneration received in the last three fiscal years by Mr. King, the president of KingThomason, in all capacities. No officer or employee has received total remuneration of $100,000 or more in any of such years.


                                                Awards
                                        -------------------------
          Annual  Compensation                         Securities
-------------------------------------                  ----------
                                                       Underlying         Payouts
                         Other Annual   Restricted     Options/    LTIP       All  Other
Year   Salary   Bonus    Compensation   Stock Awards   SARS (#)    Payouts    Compensation
----   ------   ------   ------------   ------------   ----------  -------    ------------
2003  $ 5,500        0            0              0      200,000        0              0
2002  $29,250        0            0              0      100,000        0              0
2001  $32,000        0            0              0            0        0              0

     Stock  Options.
     ---------------

     Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to two million stock options to employees and consultants from time to time. The option committee has granted 1,020,000 options to management employees exercisable over the next five years.

                              Option/SAR Grants in Last Fiscal Year
----------------------------------------------------------------------------------------------
                                        Individual Grants
----------------------------------------------------------------------------------------------
                                                  % of Total
                                                 Options/SARs
                       Number of Securities       Granted to
  Name of Executive         Underlying           Employees in                       Expiration
     Officer           Options/SARs Granted      Fiscal Year       Exercise Price      Date
----------------------------------------------------------------------------------------------
T.E. King III                100,000                 9.8%              $0.25           09-07
Hume A. Thomason             100,000                 9.8%              $0.25           09-07
Arthur Mele                  120,000                11.8%              $0.25           09-12


           Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
 -------------------------------------------------------------------------------------------------------------
                          Shares              Number of Securities Underlying     Value of Unexercised In-the-
                         Aquired                 Unexercised Options/SARs at         Money Options/SARs at FY-
                           On           Value               FY-End (#)                           End ($)
      Name of          On Exercise    Realized
 Executive Officer         (#)           ($)      Exercisable/Unexercisable         Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------------
T.E. King III               0            $0               0 / 100,000                      $0 / $25,000
T.E. King III               0            $0               0 / 200,000                      $0 / $30,000
Hume A. Thomason            0            $0               0 / 200,000                      $0 / $30,000
Hume A. Thomason            0            $0               0 / 100,000                      $0 / $12,000
William T. Walker           0            $0               0 / 100,000                      $0 / $15,000
Arthur Mele                 0            $0               0 / 245,000                      $0 / $74,000


     Directors. There are no arrangements pursuant to which directors of the company are compensated for their services as a director.

     Employment Contracts. The company has no employment contracts with any person or any compensatory plan or arrangement with any person that would result from the resignation, retirement or any other termination of a person's employment with the company or its subsidiaries or from a change in control of the company or a change in a person's responsibilities following a change in control of the company.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

     Effective on December 12, 2001 the principal independent accountant, Hogan & Slovacek of Oklahoma City, Oklahoma, resigned as the Registrant's independent accountant. The reports of Hogan & Slovacek on financial statements of the Company filed with the Securities and Exchange Commission contained no adverse opinions or disclaimers of opinion, and were not modified as to uncertainty, audit scope or accounting principles during the past two years or the interim period to December 12, 2001.

     During the past two years or interim periods prior to December 12, 2001, there were no disagreements between the Company and Hogan & Slovacek, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Hogan & Slovacek's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

     On December 12, 2001 the Company engaged the firm of Kabani & Company, Inc. of Fountain Valley, California, as independent accountants for the Company. Prior to December 12, 2001 neither the Company, nor anyone on its behalf, had consulted with Kabani & Company concerning the application or accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

     The decision to change accountants was recommended and approved by the board of directors.

                          REPORTS TO SECURITY HOLDERS

     We file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB and periodic 8-K reports. We will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. KingThomason is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.


                                  LEGAL MATTERS

     Thomas J. Kenan, Esq. of Oklahoma City, Oklahoma has passed and will pass on certain legal matters for the company in connection with the offer and sale of the shares offered herein.

                              FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
     The  KingThomason  Group,  Inc.  and  Subsidiaries:
     Independent  Auditors'  Report                                          F-1

     Consolidated  Balance  Sheet  December  31,  2003                       F-2
     Consolidated  Statements  of  Operations  for  the  Years  Ended
          December  31,  2003  and  2002                                     F-3
     Consolidated Statement of Stockholders' Equity (Deficit) for the
          Year  Ended  December  31,  2003  and  2002                        F-4
     Consolidated  Statements  of  Cash  Flows  for  the  Year
          Ended  December  31,  2003  and  2002                              F-5
     Notes  to  Consolidated  Financial  Statements                          F-6

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To  the  Stockholders  and  Board  of  Directors
The  KingThomason  Group,  Inc.

We have audited the accompanying consolidated balance sheet of The KingThomason Group, Inc, a Nevada Corporation and subsidiaries (the "Company") as of December 31, 2003 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The KingThomason
Group, Inc and subsidiaries as of December 31, 2003 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of 1,579,525 and excess of total liabilities over total assets of $1,017,808 on December 31, 2003. These factors as discussed in Note 16 to the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 16. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/  Kabani  &  Company,  Inc.

KABANI  &  COMPANY,  INC.
CERTIFIED  PUBLIC  ACCOUNTANTS

Fountain  Valley,  California
March  31,  2004

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003



                                     ASSETS
                                     ------

CURRENT  ASSETS:
     Cash & cash equivalents                                        $     2,822
     Commission  receivable,  net  of  allowance  of
       insurance  policy  cancellations of $2,000                           420
     Prepaid Expenses                                                     3,075
                                                                    -----------
          Total current assets                                            6,317

PROPERTY AND EQUIPMENT, net                                              19,035
                                                                    -----------

                                                                    $    25,352
                                                                    ===========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT  LIABILITIES:
     Accounts payable & accrued expenses                            $   678,390
     Note payable - other                                                54,180
     Loan from officer                                                   12,590
     Note Payable - related parties                                      88,000
                                                                    -----------
          Total current liabilities                                     833,160


CONVERTIBLE NOTES PAYABLE                                               210,000

COMMITMENTS

STOCKHOLDERS'  DEFICIT
     Preferred  stock,  $0.001  par  value;
       10,000,000  shares  authorized;  none  issued                          -
     Common  stock,  $0.001  par  value;
       40,000,000 shares authorized;  16,184,829 shares issued
       and outstanding at December 31, 2003                              16,185
     Additional paid in capital                                         638,532
     Shares to be issued                                                      -
     Less: Subscription receivable                                      (93,000)
     Accumulated deficit                                             (1,579,525)
                                                                    -----------
          Total stockholders' deficit                                (1,017,808)
                                                                    -----------

                                                                    $    25,352
                                                                    ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                         2003          2002
                                                    ------------   ------------
Revenues
  Securities  commission                            $          -   $      7,034
  Insurance commission                                       498         15,394
  Consulting & Other commission                           19,252            472
                                                    ------------   ------------
        Net revenues                                      19,750         22,900

Operating  expenses
  Consulting expense                                     317,500        200,000
  General and administrative                             182,041        449,337
                                                    ------------   ------------
            Total operating expenses                     499,541        649,337
                                                    ------------   ------------

Loss from Operations                                    (479,791)      (626,437)
                                                    ------------   ------------

Non-Operating  Income  (expense):
  Interest  income                                             -            223
  Interest expense                                       (48,225)       (18,719)
  Miscellaneous                                           (4,577)        21,068
                                                    ------------   ------------
  Loss before income taxes                              (532,593)      (623,865)

  Provision for income taxes                               4,000          8,280
                                                    ------------   ------------

Net loss                                            $   (536,593)  $   (632,145)
                                                    ============   ============

Basic  &  diluted  weighted  average  number  of
  common stock outstanding                            15,669,662     15,051,440
                                                    ============   ============

Basic & diluted net loss per share                  $      (0.03)  $      (0.04)
                                                    ============   ============





  The accompanying notes are an integral part of these consolidated financial statements.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                     Common  stock                                                                    Total
                                 --------------------
                                  Number of              Additional     Subscription  Shares to be  Accumulated   stockholders'
                                    shares    Amount   paid in capital   receivable      issued       deficit       (deficit)
                                 ----------  --------  ---------------  ------------  ------------  -----------  ----------------
Balance as of January 1, 2002    15,000,000  $ 15,000    $  410,417      $(93,000)     $       -   $  (410,787)     $    (78,370)

Shares issued for cash               98,900        99        68,801             -              -             -            68,900

Shares issued for prepaid expense    21,000        21         3,129             -              -             -             3,150

50,000  shares  to  be  issued
  for  service                            -         -             -             -          9,500             -             9,500

81,429  shares  to  be  issued
  for  cash                               -         -             -             -         28,500             -            28,500

Net  loss  for  the  year                 -         -             -             -              -      (632,145)         (632,145)
                                 ----------  ---------   ----------      --------      ---------   -----------      ------------
Balance as of December 31, 2002  15,119,900    15,120       482,347       (93,000)        38,000    (1,042,932)         (600,465)

Shares issued for cash              586,000       586        68,464             -              -             -            69,050

Shares issued for services          347,500       348        49,853             -              -             -            50,200

Shares  issued  for  cash
  received  in  prior  year          81,429        81        28,419             -        (28,500)            -                 -

Shares issued for services
  performed in prior year            50,000        50         9,450             -         (9,500)            -                 -

Net  loss  for  the  year                 -         -             -             -              -      (536,593)      (536,593.00)
                                 ----------  ---------   ----------      --------      ---------   -----------      ------------

Balance as of December 31, 2003  16,184,829  $  16,185    $ 638,532      $(93,000)     $       0   $(1,579,525)     $ (1,017,808)
                                 ==========  =========    =========      ========      =========   ===========      ============











  The accompanying notes are an integral part of these consolidated financial statements.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 2003 & 2002

                                                         2003          2002
                                                    ------------   ------------
CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
     Net loss                                       $   (536,593)  $   (632,145)
     Adjustments  to  reconcile  net  loss  to
       net  cash  used  in operating  activities:
          Shares issued for service                       50,200          9,500
          Shares  issued  for  prepaid  expense                -          3,150
          Depreciation and amortization                    9,680          8,199
          (Increase)/decrease in current  assets:
               Commission receivable                       4,585         33,764
               Prepaid  expenses                             692          3,910
          Increase/(decrease) in current
            liabilities:
               Accrued expenses                          371,977        233,647
                                                    ------------   ------------
     Net cash used in operating  activities              (99,459)      (339,975)
                                                    ------------   ------------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES
     Acquisition  of  property  &  equipment                   -         (1,419)
                                                    ------------   ------------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
          Proceeds  from  loans                            3,000         18,623
          Proceeds  from  notes  payable                       -        210,000
          Proceeds from issuance of common stock          69,050         68,900
          Cash  received  for  shares  to  be  issued          -         28,500
                                                    ------------   ------------
     Net cash provided by financing activities            72,050        326,023
                                                    ------------   ------------

NET DECREASE IN CASH & CASH EQUIVALENTS                  (27,409)       (15,371)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                30,231         45,602
                                                    ------------   ------------

CASH & CASH EQUIVALENTS, ENDING BALANCE             $      2,822   $     30,231
                                                    ============   ============



  The accompanying notes are an integral part of these consolidated financial statements.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.     DESCRIPTION  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

The KingThomason Group, Inc. (KTGI) was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KingThomason, Inc. (KT), a Nevada corporation and subsidiaries.
KTGI had no business operation through December 31, 2001 and was a development-stage company through December 7, 2001, organized for the merger. KTGI effected a merger on December 7, 2001 with KingThomason, Inc. pursuant to approving votes of the shareholders of both corporations.

King Thomason, Inc. (KT) was incorporated in the state of Nevada on July 21, 2000. KT's activities from inception until December 31, 2000 consisted primarily of reviewing possible business opportunities and developing the business model.

Pursuant to reorganization agreement dated December 31, 2000, the Company acquired one hundred percent (100%) of the common shares of following subsidiaries:

(1)    King  Thomason,  Inc.  CA  (KTI):

KTI was incorporated in the state of California on September 11, 1998 to market and sell the cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI's activities consisted primarily of acting as a broker for insurance companies working on commission.

(2)    King  Thomason  Financial  Services,  Inc.  (KTFS):

KTFS was incorporated in the state of California on April 7, 1999, to market and sell the financial and estate planning service, assets management services and the sell of stocks, bond and mutual funds.

(3)    King  Thomason  Insurance  Marketing,  Inc.  (KTIM):

KTIM was incorporated in the state of California on January 28, 2000 to market and sell insurance policies. The Company began its operations in the period ended June 30, 2001. KTIM's activities consisted primarily of acting as a broker for dental insurance companies working on commission.

(4)    King  Thomason  National  Limousine  Program,  Inc.  (KTNL):

KTNL was incorporated in the state of California on August 17, 2000 to market and sell physical damage and liability insurance program for limousine companies. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

(5)    King  Thomason  Credit  Card  Services,  Inc.  (KTCC):

KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products. The Company did not have any activity until August 2002.

(6)    King  Thomason  Franchising,  Inc.  (KTFI):

KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various financial and insurance products. The Company did not have any activity since its inception.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(7)    King  Thomason  Insurance  Company,  Inc.  (KTIC):

KTIC was incorporated in the state of California on January 28, 2000, to market and sell Medical insurance policies. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

(8)    King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 24, 2002.

(9)    King  Thomason  Asset  Management,  Inc.  (KTAM):

KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary index mutual funds. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

(10)   King  Thomason  Investment  Card,  Inc.  (KTICI):

KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit card. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

Principles  of  Consolidation  &  Recapitalization

The accompanying consolidated financial statements for the year ended December 31, 2003 and 2002 include the accounts of KTGI and its wholly owned subsidiaries, KTI, KTFS, KTCC & KTIM. There was no activity for the period ended December 31, 2003 and 2002 for KTNL, KTFI, KTIC, KTIMI, KTAM and KTICI (collectively the "Company"). All significant inter-company accounts and transactions  have  been  eliminated  in  consolidation.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Cash  and  cash  equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use  of  estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Commission  receivable

Commission receivable represents amounts receivable from insurance companies for the commission for insurance policies and annuity sold.

Property  &  Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based  compensation

The Company has adopted the disclosure provisions only of SFAS 123 and continues to account for stock based compensation using the intrinsic value method prescribed in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Common stock issued to employees for compensation is accounted for based on the market price of the underlying stock, generally the average low bid price.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

Fair  value  of  financial  instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment  Reporting

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.

The Company allocates resources and assesses the performance of its sales activities as one segment. During the years ended December 31, 2003 and 2002, the Company only operated in one segment. Most of its revenue is generated through commission income, therefore segment disclosure has not been presented.

Revenue  Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. Any adjustments to commissions are recognized in the year in which they occur.

During the years ended December 31, 2003 and 2002, the Company earned commission on securities transaction consummated through a Broker Dealer. The Securities commission and related revenue and expense associated with the Company's securities business are recorded on a settlement date basis.

Allowance  for  doubtful  accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible;
accordingly,  no  allowance  for  doubtful  accounts  is  required.

Research  and  Development

Research  and  development  costs  are  expensed  as  incurred.

Advertising

The  Company  expenses  advertising  costs  as  incurred.

Income  taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Reclassifications

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period's presentation. These reclassifications have no effect on the previously reported income (loss).

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.     RECENT  PRONOUNCEMENTS

On April 30, 2003, the FASB issued FASB Statement No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities. SFAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The adoption of SFAS No. 149 does not have a material impact on the Company's financial position or results of operations or cash flows.

On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

4.     PROPERTY  AND  EQUIPMENT

Property  and  equipment  consisted  of  following  on  December  31,  2003:

          Furniture,  fixture  and  Equipment             $    64,641
          Less:  Accumulated  depreciation                     45,606
                                                          -----------
                                                          $    19,035
                                                          ===========

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.     ACCOUNTS  PAYABLE  &  ACCRUED  EXPENSES

Accounts payable and accrued expenses consisted of the following on December 31, 2003:

          Accrued  consulting                             $  500,000
          Accrued  interest                                   66,817
          Other                                              111,573
                                                          ----------
                                                          $  678,390
                                                          ==========

6.     NOTE  PAYABLE  -  OTHER

The Company has a note payable to a vendor amounting to $54,180 as of December 31, 2003. The note is payable by December 15, 2004. The note payable is unsecured and bears an interest rate of 5.8% per year. Per the agreement, the note was to be adjusted against the rebates the Company would have received from the vendor, subject to the Company meeting certain production requirements. The note was to be adjusted at 20% of the original balance per year against the rebates earned. However, in June 2002, the Company ceased the association with the entity. Therefore, pursuant to the agreement on the note, entire amount of the note is due and recorded as a current liability.

7.     LOAN  FROM  OFFICERS

The loan is due on demand, unsecured and bears an interest rate of 6% per year. The interest expense accrued on this loan was $755 for the year ended December 31, 2003 and 2002.

8.     NOTES  PAYABLE  -  RELATED  PARTIES

The Company has notes payable to two shareholders amounting $88,000 as of December 31, 2003. The notes are due on demand, unsecured and bear an interest rate of 10% per year. The interest expense accrued on this loan was $8,800 for the year ended December 31and 2003 and 2002.

9.     CONVERTIBLE  DEBENTURE

On July 15, 2002, the Company issued $90,000 worth of 12%, 18-month term, Convertible Debentures (the "Debentures"), on July 18, 2002, the Company issued an additional $100,000 worth of the Debentures with 12%, 18 month term and on October 30, 2002, the Company issued an additional $20,000 worth of the Debentures with 12%, 18 month term.

The holder may extend the term for an additional 18 months with a written notice at least 30 days before the end of the term. The extended note will bear 12.5% interest rate per year. When the note is extended, two additional extension options may be made by the holder with a written notice. Each extension of the note will increase its interest rate by 0.5%. Therefore, effective interest rate will be as follows; Term one-12%, Term two-12.5%, Term three-13%, and Term four-13.5%. The interests are payable quarterly starting October 2002. Interest for the year ended December 31, 2003 amounted to $26,809.

Attached to the Debentures, the Company granted non-transferable Warrants to purchase, at a purchase price of $0.25 a share, four shares of common stock of the Company for each dollar of the principal amount of the note. The warrants expire on the due dates of the notes.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The fair value of the warrants was calculated using Black Schole module was zero at the date of issuance using the following assumptions:

Volatility  0
Interest  rate:  5  %
Expected  life:  18  months
Dividend:  zero

Accordingly  no  proceeds  were  allocated  to  the  warrants.

10.    INCOME  TAXES

No provision was made for Federal income tax since the Company has significant net operating loss carry-forwards. Through December 31, 2002, the Company incurred net operating losses for tax purposes of approximately $1,500,000. The net operating loss carry-forwards may be used to reduce taxable income through the year 2018 for the federal income tax purpose.

The gross deferred tax asset balance due to loss carry-forwards as of December 31, 2002 was approximately $510,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry-forwards cannot reasonably be assured.

There was no significant difference between reportable income tax and statutory income tax.

11.    MAJOR  CUSTOMERS

During the year ended December 31, 2003, a majority of the Company's consulting income was earned from three major service providers, which accounted for approximately 88% of total consulting income. The receivable from those service providers amounted to $2,306 as of December 31, 2003. All of the Company's insurance commission income was earned from one major service provider during the year ended December 31, 2003 which accounted for 100% of the total insurance commission income.

During the year ended December 31, 2002, a majority of the Company's insurance commission income was earned from two major service providers, which accounted for approximately 85% of total insurance commission income. There was no commission receivable from that service provider as of December 31, 2002. 80% of the Company's securities commission income was earned from one major service provider during the year ended December 31, 2002.

The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

12.    STOCKHOLDERS'  EQUITY

During the year ended December 31, 2003, the Company issued 347,500 shares of common stock for consulting service amounting $50,200. The Company issued 50,000 shares of common stock for services received in the prior year amounting $9,500.

During the year ended December 31, 2003, the Company issued 586,000 shares of common stock for cash received amounting $69,050. The Company issued 81,429 shares of common stock for cash received in the prior year amounting $28,500.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In the year ended December 31, 2003, the Company committed to issue 50,000 shares of common stock amounting $8,200 for the services to be provided for three years period ending June 1, 2006.

13.    COMMITMENTS

The company entered an 18- months sublease agreement on June 3, 2003. Monthly rental under the sublease is $3,075 from August 1, 2003 to January 15, 2005. Minimum annual rentals for twelve-month periods ended, subsequent to December 31, 2003 are as follows:

                         Year                  Amount
                         ----                ---------
                         2004                $  36,900
                         2005                    3,075
                                             ---------
                                             $  39,975
                                             =========

On February 1, 2002 the Company entered into a consulting agreement for 36-month period with a consultant to provide debt management, collections, capital markets, financial and related advice. The Company paid $75,000 pursuant to the consulting agreement in 2002 and accrued $500,000 through December 31, 2003.

On July 24, 2003, the Company entered into a service agreement with a consultant in connection with an equity placement of its common or preferred stock. The Company issued 175,000 shares of common stock as a retainer and will issue 25,000 shares for each $100,000 of portion thereof, funded. These 175,000 issued shares will not be sold for six months or until the stock price reaches a closing price of $.50 or greater for three consecutive trading days. Relating to advisory services for a merger or acquisition transaction, the Company will pay cash equal to 2% of the cash consideration paid or received and the its common stock equal to 2% of the non-cash consideration paid or received in the transaction.

14.    EARNING  PER  SHARE

Earnings per share for the year ended December 31and 2003 and 2002 were determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. Stocks to be issued are regarded as common stock equivalents and are considered in diluted earnings per share calculations.

15.    SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 for income tax and $3,000 for interest during the year ended December 31, 2003 and $0 for income tax and interest for the year ended December 31, 2002.

16.    GOING  CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. However, the Company has an accumulated deficit of $1,579,525 at December 31, 2003. The Company's total liabilities exceed its total assets by $1,017,808. In view of the matters

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and succeed in its future operations, The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates and strategic partners, which would enhance stockholders' investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year. In this regard, during the year ended December 31, 2003, the Company received $69,050 for shares issued.

                                    PART II

Item  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The general corporation law of Nevada and the bylaws of the Registrant provide certain indemnification rights for directors, officers and agents of the Registrant. These indemnification provisions are set forth in the Prospectus under "Indemnification."

Item  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The estimated expenses of this offering, other than brokers' commissions, are as follows:

                                                 Estimated
              Item                                Amount
              ----                              -----------
     Registration  fees                         $       41
     Transfer  agent's  fees                         2,130
     Printing                                          200
     Legal                                           1,000
     Accounting                                      2,000
     EDGAR  provider  fees                             600
                                                ----------
                                                $    5,971

     The Registrant will advance all the above expenses and send invoices to each selling security holder for his or its proportionate part of the expenses.

Item  26.     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     The following information is provided for all securities sold by the Registrant within the past three years without registering the securities under the Securities Act of 1933. All securities were shares of common stock. There were no underwriters involved in the sales.

     All sales were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506.

                                                                   Type of
   Date            Person          No. of Shares      Price     Consideration
-------------------------------------------------------------------------------------
11-08-00     SuperCorp Inc.          1,312,500     $ 1,312.50      Cash
11-08-00     T.E. King II              375,000     $   375         Cash
10-02-01     Bill Walker                50,000     $    50         Services as a
                                                                     director
02-20-02     Professional Sports
               Investments, Inc.         7,500     $ 7,500         Cash
03-28-02     Jeff Thomason              20,000     $20,000         Cash
03-07-02     Thomas Clock                5,000     $ 5,000         Cash
03-03-02     Jerry Audiat                3,000     $ 3,000         Cash
03-08-02     Karyn Thomason                400     $   400         Cash
03-08-02     Suzanne Cohan               1,000     $ 1,000         Cash

                                       23

03-08-02     Jay Farrell                 5,000     $  5,000        Cash
03-08-02     Scott Sullivan              2,000     $  2,000        Cash
04-25-02     Hall Weldon                55,000     $ 55,000        Cash
09-06-02     TheStockbroker.com         21,000     $  5,250        Financial public
                                                                   relations services
11-12-02     George Westfall            57,143     $20,000         Cash
12-07-02     Gregg Williamson           10,000     $ 3,500         Cash
12-15-02     Michael Bartrum            14,286     $ 5,000         Cash
01-31-03     Tim Winton                  3,500     $ 1,050         Cash
01-31-03     Robert Schepman            10,000     $ 3,000         Cash
03-07-03     Darren Morris              50,000     $10,000         Cash
03-29-03     John W. Barringer          22,500     $ 5,000         Cash
05-12-03     The InvestLinc Group,
                LLC                    150,000     $30,000         Cash
05-14-03     John F. Love Revocable
               Trust DTD 9/21/95        50,000     $ 5,000         Cash
05-14-03     E. Kaye Love Revocable
               Trust DTD 9/22/95        50,000     $ 5,000         Cash
05-15-03     Swatek Enterprises, Inc.  100,000     $10,000         Cash
05-15-03     Robert Swatek             100,000     $10,000         Cash
05-16-03     Albert Welsh              200,000     $20,000         Cash


ITEM  27.     EXHIBITS

     The  following  exhibits  are  filed as part of this Form SB-2 Registration
Statement:

     Exhibit                              Item
     -------                              ----

     3          -    Articles of Incorporation of The KingThomason Group,  Inc.*

     3.2        -    Bylaws  of  The  KingThomason  Group,  Inc.*

     5          -    Opinion  of  Thomas  J. Kenan, Esquire, on the  legality of the  securities  being  registered.++

     10.1       -    Royalty   Agreement   for   Association   Program   between
                     KingThomason  Financial   Services,  Inc.,   a   California
                     corporation,  and  California  Restaurant  Association,   a
                     California  not-for-profit  corporation.*

     10.2       -    Payor Agreement between KingThomason,  Inc.,  a  California corporation, and California Foundation for  Medical  Care.*

     10.3       -    Executive  General  Agent  Agreement  between  KingThomason
                     Insurance Company, Inc. and Jefferson Pilot Life  Insurance
                     Company.*

     10.4       -    Payor Agreement  between  KingThomason, Inc. (National Limo
                     Group)  and  California  Foundation  for  Medical  Care.*

     10.5       -    2001 Stock Option Plan  adopted  by The KingThomason Group,
                     Inc.***

     10.6       -    Strategic  Marketing  Agreement  of  April  1,  2002  Among
                     KingThomason  Credit Cards  Services,  Inc.;  International
                     Medical  Management,  Inc.;  and  The  IPA  Association  of
                     America.++

     10.7       -    Agreement of April 1, 2002 between KingThomason Credit Card
                     Services,  Inc.  and  Cal-Centurion  Management   Insurance
                     Services, Inc.,  the  agent  for   Los  Angeles  Foundation
                     for  Medical  Care.++

     10.8       -    Strategic   Marketing   Agreement   of   January  1,  2003,
                     between  KingThomason Credit Card  Services,  Inc. and Debt
                     Alliance Services, LLC.+++

     16.1       -    Letter  of  October 9, 2001  of  Coates  Accountancy  Corp.
                     agreeing  with  the  statements  made  in   a  Form  S-4 by
                     KingThomason, Inc. concerning KingThomason, Inc.'s change of principal independent accountants.*+

     16.2       -    Letter  of  April 16, 2002  of  Hogan & Slovacek.  agreeing with  the  statements  made by The KingThomason Group, Inc.
                     concerning    its    change   of   principal    independent
                     accountants.****

     21         -    List  of  subsidiaries  of  the  Registrant**

     23         -    Consent of  Kabani & Company, Inc., independent auditors of
                     The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.2.)

     23.1       -    Consent  of  Thomas J. Kenan, Esquire,  to the reference to him  as an attorney who has passed upon certain information
                     contained  in  the  Registrant's  Form  SB-2   Registration
                     Statement.  (Superseded by Exhibit 23.3.)

     23.2       -    Consent  of Kabani & Company, Inc., independent auditors of
                     The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.4.)

     23.3       -    Consent  of  Thomas J. Kenan, Esquire,  to the reference to him  as an attorney who has passed upon certain information
                     contained  in  the  Registrant's  Form  SB-2   Registration
                     Statement.  (Superseded by Exhibit 23.5.)

     23.4       -    Consent of  Kabani & Company, Inc., independent auditors of
                     The KingThomason Group, Inc. and  subsidiaries. (Superseded
                     By Exhibit 23.6).

     23.5       -    Consent  of  Thomas J. Kenan, Esquire,  to the reference to him  as an attorney who has passed upon certain information
                     contained  in  the  Registrant's  Form  SB-2   Registration
                     Statement.   (Superseded By Exhibit 23.7).

     23.6       -    Consent of  Kabani & Company, Inc., independent auditors of
                     The KingThomason Group, Inc. and subsidiaries.

     23.7       -    Consent  of  Thomas J. Kenan, Esquire, to  the reference to him as an attorney who has passed upon  certain information
                     contained  in  the  Registrant's   Form SB-2   Registration
                     Statement.


     * Previously filed with Amendment No. 1 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500046
           on May 22, 2001;  incorporated  herein.

     ** Previously filed with Amendment No. 1 to Form SB-2, Commission File #333-60880, EDGAR Accession #0001060830-01-500073 on August 6, 2001;
           incorporated  herein.

     *+ Previously filed with Amendment No. 4 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500125 on
           October 11, 2001;  incorporated  herein.

     *** Previously filed with Form 10-QSB for the quarterly period ended September 30, 2001, Commission File #333-60880, EDGAR Accession #0001060830-01-500136 on November 13, 2001; incorporated herein.

     **** Previously filed with Form 10-KSB for the fiscal year ended December 31, 2001, Commission File # 333-60880: incorporated herein

     ++    Previously filed with Form SB-2,  Commission  File # 333-90820, EDGAR
           Accession  #0001060830-02-000099   on  June  20,  2002;  incorporated
           herein

     +++ Previously filed with Form 10-KSB for the fiscal year ended December 31, 2002, Commission File # 333-60880: incorporated herein

ITEM  28.     UNDERTAKINGS

     The  KingThomason  Group,  Inc.  will:

     For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

     File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San
Ramon,  state  of  California,  on  April  12,  2004.


                                       THE  KINGTHOMASON  GROUP,  INC.


                                       By:/s/  Thomas  E.  King  III
                                          --------------------------------------
                                          T.  E.  King,  III,  President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


                                       /s/  Thomas  E.  King  III
Date:  April  12,  2004                -----------------------------------------
                                       T.  E.  King,  III,  President,  Chief
                                       Financial Officer and  Director

                                       /s/  Hume  A.  Tom  Thomason
Date:  April  12,  2004                -----------------------------------------
                                       Hume  A.  Tom  Thomason,  Secretary, and
                                       Director


                                       /s/William T. Walker, Jr.
Date:  April  12,  2004                -----------------------------------------
                                       William T. Walker, Jr., Director

PROSPECTUS DELIVERY OBLIGATION. All dealers or brokers that effect transactions in these securities for the selling security holders are required to deliver a Prospectus.

                          The KingThomason Group, Inc.
                          Commission File No. 333-105698


                                  EXHIBIT INDEX
                  POST-EFFECTIVE AMENDMENT NO. 3 TO FORM SB-2


     The  following  exhibits  are  filed as part of this Form SB-2 Registration
Statement:

     Exhibit                              Item
     -------                              ----

     3          -    Articles of Incorporation of The KingThomason Group,  Inc.*

     3.2        -    Bylaws  of  The  KingThomason  Group,  Inc.*

     5          -    Opinion  of  Thomas  J. Kenan, Esquire, on the  legality of the  securities  being  registered.++

     10.1       -    Royalty   Agreement   for   Association   Program   between
                     KingThomason  Financial   Services,  Inc.,   a   California
                     corporation,  and  California  Restaurant  Association,   a
                     California  not-for-profit  corporation.*

     10.2       -    Payor Agreement between KingThomason,  Inc.,  a  California corporation, and California Foundation for  Medical  Care.*

     10.3       -    Executive  General  Agent  Agreement  between  KingThomason
                     Insurance Company, Inc. and Jefferson Pilot Life  Insurance
                     Company.*

     10.4       -    Payor Agreement  between  KingThomason, Inc. (National Limo
                     Group)  and  California  Foundation  for  Medical  Care.*

     10.5       -    2001 Stock Option Plan  adopted  by The KingThomason Group,
                     Inc.***

     10.6       -    Strategic  Marketing  Agreement  of  April  1,  2002  Among
                     KingThomason  Credit Cards  Services,  Inc.;  International
                     Medical  Management,  Inc.;  and  The  IPA  Association  of
                     America.++

     10.7       -    Agreement of April 1, 2002 between KingThomason Credit Card
                     Services,  Inc.  and  Cal-Centurion  Management   Insurance
                     Services, Inc.,  the  agent  for   Los  Angeles  Foundation
                     for  Medical  Care.++

     10.8       -    Strategic   Marketing   Agreement   of   January  1,  2003,
                     between  KingThomason Credit Card  Services,  Inc. and Debt
                     Alliance Services, LLC.+++

     16.1       -    Letter  of  October 9, 2001  of  Coates  Accountancy  Corp.
                     agreeing  with  the  statements  made  in   a  Form  S-4 by
                     KingThomason, Inc. concerning KingThomason, Inc.'s change of principal independent accountants.*+

     16.2       -    Letter  of  April 16, 2002  of  Hogan & Slovacek.  agreeing with  the  statements  made by The KingThomason Group, Inc.
                     concerning    its    change   of   principal    independent
                     accountants.****

     21         -    List  of  subsidiaries  of  the  Registrant**

     23         -    Consent of  Kabani & Company, Inc., independent auditors of
                     The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.2.)

     23.1       -    Consent  of  Thomas J. Kenan, Esquire,  to the reference to him  as an attorney who has passed upon certain information
                     contained  in  the  Registrant's  Form  SB-2   Registration
                     Statement.  (Superseded by Exhibit 23.3.)

     23.2       -    Consent of Kabani & Company, Inc., independent auditors  of
                     The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.4.)

     23.3       -    Consent  of  Thomas J. Kenan,  Esquire, to the reference to him  as an attorney who has passed upon certain information
                     contained  in  the   Registrant's  Form  SB-2  Registration
                     Statement.  (Superseded by Exhibit 23.5.)

     23.4       -    Consent of  Kabani & Company, Inc., independent auditors of
                     The KingThomason Group, Inc. and  subsidiaries. (Superseded
                     By Exhibit 23.6).

     23.5       -    Consent  of  Thomas J. Kenan, Esquire,  to the reference to him  as an attorney who has passed upon certain information
                     contained  in  the  Registrant's  Form  SB-2   Registration
                     Statement.   (Superseded By Exhibit 23.7).

     23.6       -    Consent of  Kabani & Company, Inc., independent auditors of
                     The KingThomason Group, Inc. and subsidiaries.

     23.7       -    Consent  of  Thomas J. Kenan, Esquire, to  the reference to him as an attorney who has passed upon  certain information
                     contained  in  the  Registrant's   Form SB-2   Registration
                     Statement.


     * Previously filed with Amendment No. 1 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500046
           on May 22, 2001;  incorporated  herein.

     ** Previously filed with Amendment No. 1 to Form SB-2, Commission File #333-60880, EDGAR Accession #0001060830-01-500073 on August 6, 2001;
           incorporated  herein.

     *+ Previously filed with Amendment No. 4 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500125 on
           October 11, 2001;  incorporated  herein.

     *** Previously filed with Form 10-QSB for the quarterly period ended September 30, 2001, Commission File #333-60880, EDGAR Accession #0001060830-01-500136 on November 13, 2001; incorporated herein.

     **** Previously filed with Form 10-KSB for the fiscal year ended December 31, 2001, Commission File # 333-60880: incorporated herein

     ++    Previously filed with Form SB-2,  Commission  File # 333-90820, EDGAR
           Accession  #0001060830-02-000099   on  June  20,  2002;  incorporated
           herein

     +++ Previously filed with Form 10-KSB for the fiscal year ended December 31, 2002, Commission File # 333-60880; incorporated herein

                             KABANI & COMPANY, INC.
                          Certified Public Accountants
                          8700 Warner Avenue, Suite 200
                        Fountain Valley, California 92708
                             Telephone 714-849-1543
                                Fax 714-596-0303
                           e-mail: hamid@kabanico.com









                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated March 12, 2003, with respect to the financial statements of The KingThomason Group, Inc., and subsidiaries, included in a Form SB-2 Registration Statement of The KingThomason Group, Inc.



                                        /s/  Kabani  &  Company,  Inc.

                                        Kabani  &  Company,  Inc.

Fountain  Valley,  California


May 14,  2004







                                                                    Exhibit 23.6
                                                                Page 1 of 1 Page

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
   -----
OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE

DAN  M.  PETERS
                                 April 12, 2004


T.E.  King  III,  President
The  KingThomason  Group,  Inc.
3180  Crow  Canyon  Place,  #205
San  Ramon,  CA   94583
                                       Re:     The  KingThomason  Group,  Inc.

Dear  Mr.  King:

     The undersigned is named in the Form SB-2 Registration Statement of The KingThomason Group, Inc. (the "Company"), a Nevada corporation, which registration statement is to be filed with the Securities and Exchange Commission in connection with a secondary offering of 867,429 shares of common stock being offered by fourteen selling security holders. The capacity in which the undersigned is named in such SB-2 Registration Statement is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

     The undersigned hereby consents to being named in such SB-2 Registration Statement in the capacity therein described.

                                       Sincerely,


                                       /s/  Thomas  J.  Kenan

                                       Thomas  J.  Kenan




                                                                    Exhibit 23.7
                                                                Page 1 of 1 Page